UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Form 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 3, 2020

Akorn, Inc.

(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045

(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	AKRX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, Akorn, Inc. (the “Company”) is a nominal defendant and certain current and former Company officers and directors have been named individual defendants in a putative shareholder derivative suit captioned In re Akorn, Inc. Shareholder Derivative Litigation (Civ. A. No. 1:18-cv-07374) (the “In re Akorn, Inc. Shareholder Derivative Litigation”), filed in United States District Court for the Northern District of Illinois (the “Court”). On March 3, 2020, the parties filed with the Court a Joint Motion for the Approval and Entry of a Stipulation and Proposed Order of Dismissal (the “Stipulation and Proposed Order”) providing for the voluntary dismissal of the action with prejudice. Pursuant to the terms of the Stipulation and Proposed Order, the Company is filing the Stipulation and Proposed Order, attached hereto as Exhibit 99.1, with this Current Report on Form 8-K.

The voluntary dismissal of the In re Akorn, Inc. Shareholder Derivative Litigation does not affect any claims asserted in In re Akorn, Inc. Data Integrity Securities Litigation, C.A. No. 18-cv-1713 (N.D. Ill.) (the “Securities Class Action”), the class-wide settlement filed with the court in the Securities Class Action on August 9, 2019, or the direct actions under the federal securities laws brought by shareholders who have requested exclusion from the class-wide settlement in the Securities Class Action.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Stipulation and Proposed Order
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

Date: March 4, 2020	By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer